Exhibit 21

                           Subsidiaries of Registrant
                           --------------------------


                                                    Percent of Capital
                                                     Stock Owned At
         Name                      Location         December 31, 2001
         ----                      --------         ------------------

Blackhawk State Bank          Beloit, Wisconsin            100%
(Wisconsin - chartered
Commercial Bank)